Exhibit 99.1

Investor Contact:

Darrow Associates, Inc.

Jim Fanucchi, (408) 404-5400

ir@gigoptix.com

GigOptix Withdraws Proposal to Acquire GSI Technology

SAN JOSE, Calif. – November 14, 2014 – GigOptix, Inc. (NYSE MKT: GIG) a leading supplier of advanced high speed semiconductor components for use in long-haul, metro, Cloud connectivity, data centers, consumer electronics links and interactive applications, through optical and wireless communications networks, today announced that it had withdrawn its previous offer to acquire all of the shares of GSI Technology, Inc. (Nasdaq: GSIT) for per share consideration of $6.50, consisting of (i) $2.00 per share in cash, (ii) GigOptix common stock worth $1.33 based upon the volume-weighted average price of GigOptix’ common stock for the three trading days ending one day prior to the closing of the combination and (iii) a special dividend of $3.17 per share in cash payable by GSI Technology.

Dr. Avi Katz, Chairman and Chief Executive Officer of GigOptix, Inc., stated “We were disappointed that, despite the fact that our offer was in an amount equal in value per share to the price paid by GSI Technology in its recently completed Dutch auction tender offer, was at a substantial premium to GSI Technology’s share price, offered, as we believe, a meaningful path to resolve the expensive litigations of GSI Technology, and represented, in our opinion, a compelling opportunity for its stockholders altogether – a number of whom tendered shares in the Dutch auction tender offer that were not repurchased—our offer was dismissed without giving us the opportunity to discuss its merits directly with their Board of Directors. Given the implementation by the GSI Technology Board of Directors, subsequent to our proposal, of an executive retention and severance plan which would result in members of the management of

GSI Technology potentially receiving substantial cash payments in the event of an acquisition, and the continued reluctance of GSI Technology’s Board of Directors to engage in substantive discussions with us despite GSI Technology’s continued lackluster performance in the most recent quarter and public statements and what we believe is other outreach to GSI Technology by some of their stockholders following their most recent earnings announcement encouraging such engagement, we have now formally withdrawn our proposal to acquire all of the shares of GSI Technology.”

GigOptix first proposed the acquisition in a letter to the Board of GSI Technology on August 19, 2014. GigOptix has reiterated this proposal on several occasions during the intervening three month period, stating that it continued to seek a negotiated agreement with GSI Technology, and would continue to explore all necessary steps to ensure that GSI Technology’s stockholders were provided with the opportunity to realize the value inherent in the proposal.

“It has been our sincere hope that we would be able to explore together a friendly combination of our two companies that would provide premium value to GSI Technology’s stockholders and benefit its customers, representatives and associates around the world,” said Dr. Katz. “While we have continued to wait patiently, GSI Technology’s Board of Directors has had almost three months to consider whether to engage in discussions and permit us to conduct due diligence. We have not asked the GSI Technology Board of Directors to accept our proposed purchase price or to agree to sell GSI Technology, but only to sit down and discuss whether there might be a common basis for pursuing a transaction that we believe would be beneficial to all parties, including the stockholders of both companies. We are surprised by the unwillingness of the GSI Technology Board of Directors to do so. If in the future we are asked by GSI Technology or by its major stockholders to engage in discussions with GSI Technology, we will consider any changed circumstances involving GSI Technology, operational or economic, in determining whether to so engage, and on what terms we would be willing to do so.”

About GigOptix, Inc.

GigOptix is a leading fabless supplier of high speed semiconductor components that enable end-to-end information streaming over optical and wireless networks. The products address long haul and metro telecom applications as well as emerging high-growth opportunities for Cloud and data centers connectivity, and interactive applications for consumer electronics. GigOptix offers a unique broad portfolio of drivers and TIAs for 40Gbps, 100Gbps and 400Gbps fiber-optic telecommunications and data-communications networks, and high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions in a wide range of technology geometries from 28nm to 0.6um, and enables a complete product life cycle support from swift introduction of new product to extension of legacy products.

Important Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This material is not a substitute for the prospectus/proxy statement GigOptix and GSI Technology would file with the Securities and Exchange Commission (“SEC”) if an agreement between GigOptix and GSI Technology is reached or any other documents which GigOptix may send to stockholders in connection with the proposed transaction. Investors are urged to read any such documents, when available, because they will contain important information. Such documents would be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to GigOptix, 130 Baytech Drive, San Jose, California 95134, Attention: Curt Sacks or by e-mail at csacks@gigoptix.com.

GigOptix and its directors, executive officers and other employees may be deemed to be participants in any solicitation of GigOptix or GSI Technology stockholders in connection with the proposed transaction. Information about GigOptix’ directors and executive officers is available in GigOptix’ Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on Mar. 18, 2014, and its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on Oct. 3, 2014. Additional information about the interests of potential participants will be included in any proxy statement filed in connection with the proposed transaction.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding growth, opportunities, continued traction, contracts and improvements.

Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability to consummate a transaction with GSI Technology, including, GigOptix and GSI Technology may not enter into any definitive agreement with respect to the proposed transaction or required regulatory approvals may not be obtained in a timely manner, if at all; if a transaction is consummated, the ability to realize the anticipated benefits of the proposed transaction, the ability to successfully integrate the two companies, or that the integration of GSI Technology’s operations with GigOptix may be materially delayed or may be more costly or difficult than expected; that the proposed transaction would materially increase leverage and debt service obligations, including the effect of certain covenants in any new borrowing agreements; the ability to extend product offerings into new areas or products, the ability to move product sales to production levels, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently acquired or produced product offerings, including bundled product solutions, the ability to improve productivity, and to do so in an efficient manner, the ability to resolve litigation matters, and the ability to pursue and attract other merger and acquisition opportunities.

Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of GigOptix’ filings with the SEC, and in GigOptix’ other current and periodic reports filed or furnished from time to time with the SEC.

All forward-looking statements in this press release are made as of the date hereof, based on information available to GigOptix as of the date hereof, and GigOptix assumes no obligation to update any forward-looking statement.

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